Exhibit 10.07

                      SECOND AMENDMENT TO
                 ENRON CORP. 1988 DEFERRAL PLAN


     WHEREAS, Enron Corp. (the "Company") has heretofore adopted the Enron Corp. 1988 Deferral Plan (the "Plan"); and

     WHEREAS, the Board of Directors of the Company has determined and authorized that the Plan be amended to provide that the Committee has discretionary authority to determine eligibility for benefits and to construe the terms and provisions of the Plan;

     NOW, THEREFORE, the Plan is amended effective as of May
2, 1989 to add the following at the end of section 3.1:

     "The Committee shall have the sole discretionary authority and all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority and duty:

     (a) to make rules, regulations and procedures for the administration of the Plan which are not inconsistent with the terms and provisions hereof, provided such rules, regulations and procedures are evidenced in writing and copies thereof are delivered to the Company;

     (b) to construe and interpret all terms, provisions, conditions and limitations of the Plan;

     (c) to correct any defect, supply any omission, construe any ambiguous or uncertain provisions, or reconcile any inconsistency that may appear in the Plan, in such manner and to such extent as it shall deem expedient to carry the Plan into effect;

     (d) to employ and compensate such accountants, attorneys, investment advisors and other agents and employees as the Committee may deem necessary or advisable in the proper and efficient administration of the Plan;

     (e)  to determine all questions relating to eligibility;

     (f) to determine the amount, manner and time of payment of any benefits hereunder and to prescribe procedures to be followed by distributees in obtaining benefits;

     (g) to prepare, file and distribute, in such manner as the Committee determines to be appropriate, such information and material as is required by the reporting and disclosure requirements of ERISA;

     (h) to make a determination as to the right of any person to receive a benefit under the Plan."

     AS AMENDED HEREBY, the Plan is specifically ratified and reaffirmed.

October 6, 1989                    ENRON CORP.


                              By: JAMES E. STREET
                                  James E. Street
                                  Vice  President  -
                                  Human Resources

ATTEST:

PEGGY B. MENCHACA
Peggy B. Menchaca
Vice President and Secretary